EXHIBIT 99.1

Onto Innovation Reports

2020 Third Quarter Results

Forecasting 19% Growth at Midpoint of Q4 Guidance

Wilmington, Mass., November 2, 2020 – Onto Innovation Inc. (NYSE: ONTO) today announced financial results for the third quarter of 2020.

•	Revenue of $126.5 million was impacted by the timing in metrology spending predominantly from two customers.
•

Specialty device and advanced packaging revenue surged 44% in the quarter driven by strong demand for process control for the 5G ecosystem and advanced packaging for high-power computing (HPC) and RF modules.

•	Gross margin improved to 54%, above previous guidance.
•	Inspection revenue grew 21% over the second quarter with strong demand for both 2D and 3D systems.
•	Cash and marketable securities increased $28.3 million in the third quarter and cash from operations was 21% of revenue in the quarter.

In the following and subsequent financial tables in this release, comparisons to the third quarter 2019 include only the results of Rudolph Technologies, Inc. and do not include the results of Nanometrics Incorporated that occurred prior to the merger of the Companies on October 25, 2019.

Onto Innovation Inc.
Key Financial Data for the Quarters Ended September 26, 2020,

June 27, 2020, and September 30, 2019

(in thousands, except per share amounts)

US GAAP
	September 2020	June 2020	September 2019 *
Revenue	$126,492	$134,948	$62,935
Gross profit margin	54%	53%	50%
Operating income	$9,282	$7,930	$5,290
Net income	$8,091	$7,424	$6,560
Net income per diluted share	$0.16	$0.15	$0.26

US NON-GAAP
	September 2020	June 2020	September 2019 *
Revenue	$126,492	$134,948	$62,935
Gross profit margin	54%	53%	50%
Operating income	$23,786	$24,206	$8,107
Net income	$19,602	$20,813	$8,296
Net income per diluted share	$0.40	$0.42	$0.33

*The results for September 2019 include the results for Rudolph Technologies only.

Michael Plisinski, chief executive officer of Onto Innovation commented, “The Onto Innovation team is making great progress to position the company for long term sustainable growth.  Our ability to execute on our strategy is clear from the growth in the specialty and advanced packaging markets in the third quarter.  We are also encouraged by the traction for our new metrology suite across DRAM, logic, and NAND customers.”

He continued, “We received multiple orders in the third quarter for our new Atlas® V system, which became commercially available for advanced nodes below 5nm in the second quarter. Our new IMPULSE® V system completed qualification at two suppliers of high-performance CMP (chemical metal polishing) process tools and has demonstrated best-in-class productivity enabling higher sampling rates for next generation CMP as well as higher measurement sensitivity for thinner films. Our new Element™ system, which measures material composition, saw broader adoption by memory manufacturers for incoming bulk silicon and dielectric monitoring in their fabs.”

Plisinski concluded, “With a projected 19% growth for the fourth quarter and the momentum building for our new product suite, we are well positioned to be a strategic process solutions partner our customers throughout the semiconductor value chain need.”

Third Quarter 2020 GAAP Financial Results

•	Third quarter revenue totaled $126.5 million, a decrease of 6% compared with $134.9 million for the second quarter of 2020.
•	Gross profit margin was 54% of revenue in the third quarter of 2020, compared to 53% in the second quarter of 2020.
•	Operating expenses for the third quarter of 2020 totaled $59.6 million, a decrease of $4.1 million compared to $63.7 million in the second quarter of 2020.
•

GAAP net income for the third quarter of 2020 was $8.1 million, or $0.16 per diluted share, compared with $7.4 million, or $0.15 per diluted share, for the 2020 second quarter. The GAAP net income was at the high-end of previous guidance of $0.04 to $0.16.

Third Quarter Non-GAAP Financial Results

•

Third quarter 2020 non-GAAP net income was $19.6 million, or $0.40 per diluted share, and was at the high end of previous guidance, compared to non-GAAP net income of $20.8 million, or $0.42 per diluted share in the second quarter 2020.

•	Non-GAAP results exclude merger-related expenses, restructuring costs and the amortization of intangible assets as detailed in the accompanying tables.

Balance Sheet

Comparing the quarterly results to the 2020 second quarter:

•	Cash and marketable securities increased $28.3 million and ended at $340.4 million.
•	Working capital increased $33.3 million and ended the quarter at $579.5 million.
•	Accounts receivable decreased to $131.4 million and inventory increased to $185.0 million, compared to the 2020 second quarter.

Outlook

The Company is currently anticipating revenue for the fourth quarter 2020 to be in the range of $145 to $155 million. This guidance assumes that the safety protocols in place continue to limit the impact of COVID-19 on our factories and our suppliers. The guidance also assumes no additional restrictions of shipments to China. Within this revenue range the Company is expecting GAAP net income per diluted share to be in the range of $0.35 to $0.49 and non-GAAP net income per diluted share to be in the range of $0.55 to $0.66.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, November 2, 2020, to discuss its third quarter 2020 financial results in greater detail. To participate in the call, please dial (800) 437-2398 or International: +1 (856) 344-9206 and reference conference ID 5940747 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on November 2 until 7:30 p.m. ET on November 9, 2020. To access the replay, please dial (888) 203-1112 and conference ID 5940747 at any time during that period. A replay will also be available at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s fourth quarter 2020 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: un-patterned wafer quality; 3D metrology spanning the chip from nanometer-scale transistors to micron-level die-interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain help our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster, and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 26, 2020	December 31, 2019

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$340,403	$320,236
Accounts receivable, net	131,429	123,656
Inventories, net	184,981	176,134
Prepaid and other assets	19,908	21,638
Total current assets	676,721	641,664
Net property, plant and equipment	92,716	98,420
Intangibles, net	638,549	679,101
Other assets	22,729	29,395
Total assets	$1,430,715	$1,448,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$68,549	$53,942
Other current liabilities	28,682	31,801
Total current liabilities	97,231	85,743
Other non-current liabilities	95,801	98,811
Total liabilities	193,032	184,554
Stockholders’ equity	1,237,683	1,264,026
Total liabilities and stockholders’ equity	$1,430,715	$1,448,580

(Financial tables to follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26,	June 27,	September 30,	September 26,	September 30,
	2020	2020	2019*	2020	2019*
Revenue	$126,492	$134,948	$62,935	$401,368	$185,338
Cost of revenue	57,604	63,363	31,424	198,264	89,897
Gross profit	68,888	71,585	31,511	203,104	95,441
Operating expenses:
Research and development	19,678	22,167	10,455	62,772	31,654
Sales and marketing	11,924	11,869	5,090	36,864	15,614
General and administrative	14,358	15,916	10,289	50,421	28,696
Amortization	13,646	13,703	387	41,081	1,161
Total operating expenses	59,606	63,655	26,221	191,138	77,125
Operating income	9,282	7,930	5,290	11,966	18,316
Interest income, net	544	686	1,001	2,440	2,667
Other (expense) income, net	(899)	(1,198)	617	(2,065)	841
Income before provision (benefit) for income taxes	8,927	7,418	6,908	12,341	21,824
Provision (benefit) for income taxes	836	(6)	348	1,230	2,162
Net income	$8,091	$7,424	$6,560	$11,111	$19,662
Earnings per share:
Basic	$0.17	$0.15	$0.26	$0.23	$0.79
Diluted	$0.16	$0.15	$0.26	$0.22	$0.78
Weighted average shares outstanding:
Basic	48,900	48,736	25,079	49,231	25,012
Diluted	49,131	49,014	25,305	49,551	25,254

*The results for September 2019 include the results for Rudolph Technologies only.

(Financial tables to follow)

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	June 27, 2020	September 30, 2019*	September 26, 2020	September 30, 2019*
Revenue	$126,492	$134,948	$62,935	$401,368	$185,338
Gross profit	$68,873	$71,917	$31,511	$213,323	$95,441
Gross margin as percentage of revenue	54%	53%	50%	53%	51%
Operating expenses	$45,087	$47,711	$23,404	$142,399	$71,070
Operating income	$23,786	$24,206	$8,107	$70,924	$24,371
Operating margin as a percentage of revenue	19%	18%	13%	18%	13%
Net income	$19,602	$20,813	$8,296	$60,155	$23,781
Net income per diluted share	$0.40	$0.42	$0.33	$1.21	$0.94

*The results for September 2019 include the results for Rudolph Technologies only.

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	June 27, 2020	September 30, 2019*	September 26, 2020	September 30, 2019*
U.S. GAAP gross profit	$68,888	$71,585	$31,511	$203,104	$95,441
Pre-tax non-GAAP items:
Merger related expenses	(15)	332	—	10,219	—
Non-GAAP gross profit	$68,873	$71,917	$31,511	$213,323	$95,441
U.S. GAAP gross margin as a percentage of revenue	54%	53%	50%	51%	51%
Non-GAAP gross margin as a percentage of revenue	54%	53%	50%	53%	51%
U.S. GAAP operating expenses	$59,606	$63,655	$26,221	$191,138	$77,125
Pre-tax non-GAAP items:
Merger related expenses	645	1,678	2,430	4,259	4,894
Restructuring expense	228	563	—	3,399	—
Amortization of intangibles	13,646	13,703	387	41,081	1,161
Non-GAAP operating expenses	45,087	47,711	23,404	142,399	71,070
Non-GAAP operating income	$23,786	$24,206	$8,107	$70,924	$24,371
GAAP operating margin as a percentage of revenue	7%	6%	8%	3%	10%
Non-GAAP operating margin as a percentage of revenue	19%	18%	13%	18%	13%

*The results for September 2019 include the results for Rudolph Technologies only.

(Financial tables to follow)

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2020	June 27, 2020	September 30, 2019*	September 26, 2020	September 30, 2019*
U.S. GAAP net income	$8,091	$7,424	$6,560	$11,111	$19,661
Pre-tax non-GAAP items:
Merger related expenses	630	2,010	2,430	14,478	4,894
Restructuring expense	228	563	—	3,399	—
Amortization of intangibles	13,646	13,703	387	41,081	1,161
Net tax benefit adjustments	(2,993)	(2,887)	(1,081)	(9,914)	(1,935)
Non-GAAP net income	$19,602	$20,813	$8,296	$60,155	$23,781
Non-GAAP net income per diluted share	$0.40	$0.42	$0.33	$1.21	$0.94

*The results for September 2019 include the results for Rudolph Technologies only.

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2020

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.35	$0.49
Estimated pre-tax non-GAAP items:
Merger related expenses	$0.02	$0.02
Amortization of intangibles	$0.28	$0.28
Net tax benefit adjustments	($0.10)	($0.13)
Estimated non-GAAP net income per diluted share	$0.55	$0.66

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